UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2006
SunCom Wireless Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15325 (Commission File Number)	23-2974475 (I.R.S. Employer Identification No.)
1100 Cassatt Road
Berwyn, Pennsylvania
19312
(Address Of Principal Executive Offices, Including Zip Code)
(610) 651-5900
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
At the SunCom Wireless Holdings, Inc. annual meeting of stockholders (the “Annual Meeting”) held on May 3, 2006, SunCom’s stockholders, upon the recommendation of SunCom’s Board of Directors, approved amendments to the SunCom Wireless Holdings, Inc. Amended and Restated Stock and Incentive Plan (the “Plan”). The amendments allow SunCom to grant shares of Class A common stock to independent contractors who provide compensatory services to SunCom or any parent or subsidiary of SunCom. The amendments also eliminated the 1,000,000 share limit that governed the aggregate number of shares that could have been issued to an individual under the Plan in any given year and made certain other minor modifications designed to facilitate Plan administration.
A summary of the Plan is set forth under Proposal No. 2 in SunCom’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 3, 2006. The foregoing description of the amendments to the Plan and the summary of the Plan set forth under Proposal No. 2 in SunCom’s definitive proxy statement are qualified by reference to the full text of the Plan filed with this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:
10.1	SunCom Wireless Holdings, Inc. Amended and Restated Stock and Incentive Plan.

10.2	Form of Restricted Stock Agreement and Notification of Restricted Stock Award for Associates.

10.3	Form of Restricted Stock Agreement and Notification of Restricted Stock Award for Senior Executives.

10.4	Form of Restricted Stock Agreement and Notification of Restricted Stock Award for Consultants.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOM WIRELESS HOLDINGS, INC.
Date: May 3, 2006	By:	/s/ Charles H.N. Kallenbach
Charles H.N. Kallenbach
Senior Vice President of Legal and Regulatory Affairs